Exhibit I

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-148995 on Form S-8 of Honeywell International Inc. of our report dated June 27, 2017 appearing in this Annual Report on Form 11-K of the Honeywell Savings and Ownership Plan for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

New York, New York
June 27, 2017